Exhibit 10.2

Dao Capital

Listing Advisory Service Agreement

Client: Henan Lingbao New Material Technology Co., Ltd. (hereinafter referred to as “Party A”)

Authorized Representative: Fu Zhonghua

Address: Lihe Industrial Park, Wancheng District, Nanyang City, Henan Province

Service Provider: Shanghai Daoli Business Consulting Co., Ltd. (hereinafter referred to as “Party B”)

Authorized Representative: Bao Xibin

Address: Room 1108-1109, 11th Floor , Huijing International Plaza, No. 777 Hongqiao Road , Shanghai financial advisory services for domestic and overseas listings, IPOs, and financing , Party A engages Party B as its strategic financial advisor for domestic and overseas listings , mergers and acquisitions, and financing , providing professional financial advisory services to Party A. Based on the principles of honesty, good faith, mutual benefit, and friendly consultation, and in accordance with the relevant laws and regulations of the People’s Republic of China, Party A and Party B have reached a consensus on cooperation and agree to conduct long-term cooperation in the fields of listing and financing. The following terms are hereby entered into regarding Party A’s engagement of Party B as its financial services advisor:

Article 1 Appointment of Advisors

Party A agrees to engage Party B as its financial advisor, providing Party A with comprehensive advisory services on listing, financing, and group strategy . This agreement shall be effective from the date of signing until the completion of all cooperation matters under this agreement (see Article 2 of this agreement for the scope of advisory services); or until Party A notifies Party B in writing and Party B confirms.

The cooperation between Party A and Party B aims to create a win-win, sustainable strategic partnership through close collaboration.

DAO Capital Group Limited 11th Floor, Huijing International Plaza, No. 777 Hongqiao Road, Xuhui District, Shanghai (200030) Tel: 86-21-3477 2108 or 86-21-3477 2110 or 86-21-3477 2112	1

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Article 2 Scope of Consultant Services provided by Party B

Annual financial advisory services include:

1. Assist the client company in researching and designing domestic and international financing, mergers and acquisitions and listing plans, and conduct feasibility studies and evaluations of the plans based on the company’s specific circumstances, and assist in finalizing the company’s financing and listing plans;

2. Assist the client company in revising its business plan and other company documents that may be required by investment institutions, intermediaries, and securities regulatory agencies;

3. Assist enterprises in establishing a corporate governance structure and standardizing operations in accordance with relevant regulations, including formulating articles of association that meet listing requirements, standardizing the company’s organizational structure, improving internal decision-making and control systems and incentive and restraint mechanisms, and improving the company’s financial accounting system.

4. Assist enterprises in achieving independent operation, ensuring the independence and integrity of their business, assets, personnel, finance, and organization, highlighting their main business, and forming core competitiveness;

5. Assist enterprises in formulating clear business development goals and future development plans;

6. Assist Party A in contacting and negotiating with investment institutions;

7. Assist Party A in standardizing and improving the company’s financial management, assist Party A in establishing a complete and effective financial management system, tax planning, standardizing and improving the company’s internal control system, and other financial or internal control improvement work required for listing.

8. Based on the accounting information provided by Party A, assist the company’s finance department in completing the company’s accounting standardization work, and actively supervise and cooperate with the work of each team to ensure that Party A’s accounts are auditable.

DAO Capital Group Limited 11th Floor, Huijing International Plaza, No. 777 Hongqiao Road, Xuhui District, Shanghai (200030) Tel: 86-21-3477 2108 or 86-21-3477 2110 or 86-21-3477 2112	2

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9. Provide advice to Party A on legal matters related to listing and financing, and work with legal counsel to handle legal issues and obstacles.

10. Assist the client company in selecting an auditor to audit the company’s operations and assist in issuing the corresponding audit report.

Private placement financing or targeted capital increase services:

1. Assist the client company in selecting and determining suitable investment institutions ;

2. Assist Party A in negotiating investment prices with investment institutions and draft investment terms or letters of intent;

3. Assist the client company in drafting and reviewing investment agreements, help the client company complete the third-party due diligence work required by investment institutions , and strive for the most favorable financing conditions for the client company;

4. Assist Party A in handling post-investment investor management and coordination;

5. Assist Party A and external lawyers in designing and implementing the legal structure of domestic and overseas companies required for financing;

6. Assist Party A in planning, coordinating, and controlling the work progress of various intermediary agencies;

7. Other financial advisory work required by Party A for financing.

Direct or indirect listing implementation work:

During this phase, Party B will assist Party A in organizing and implementing the company’s listing (including direct listing or indirect listing through acquisition) in accordance with Party A’s company decisions. This includes:

1. In conjunction with domestic and foreign intermediary agencies, assist Party A in designing and optimizing the company’s final listing implementation plan based on financial and legal due diligence of Party A’s company;

2. Assist Party A in completing business and asset restructuring, so that Party A’s high-growth businesses and corresponding main operating revenues and profits can be consolidated into the financial reports of the entity to be listed , so that the listed company has the high growth potential and core competitiveness valued by the capital market.

DAO Capital Group Limited 11th Floor, Huijing International Plaza, No. 777 Hongqiao Road, Xuhui District, Shanghai (200030) Tel: 86-21-3477 2108 or 86-21-3477 2110 or 86-21-3477 2112	3

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3. Assist Party A in selecting a listing sponsoring securities firm;

4. Assist Party A in selecting listing lawyers and, based on the company’s actual needs, assist Party A in selecting listing auditors;

5. Assist Party A in cooperating with the auditors to transform the company’s financial statements into financial statements regulated by the Generally Accepted Accounting Principles (GAAP) of the listing destination, and complete the audit;

6. In accordance with the listing implementation plan, assist in completing the relevant holding structure and realize the legal injection of domestic assets and/or equity;

7. Assist in compiling various documents required by the securities regulatory authorities and exchanges of the listing location that the company should provide;

8. Assist the client company in planning, coordinating and controlling the work progress of various intermediary agencies;

9. Assign dedicated project personnel to assist Party A in conducting roadshows and stock issuance;

10. Assist Party A in reviewing the aforementioned listing-related legal documents until the company completes its roadshow and listing transaction;

11. Other professional work related to the company’s listing.

Post-IPO maintenance and refinancing phase

(This phase of the work should be subject to a separate agreement signed by both parties.)

Article 3 Work Arrangements and Division of Responsibilities

1. For the purposes of this Agreement, both parties shall establish a timely and effective communication and feedback mechanism and earnestly fulfill their obligations of mutual notification, communication and consultation;

DAO Capital Group Limited 11th Floor, Huijing International Plaza, No. 777 Hongqiao Road, Xuhui District, Shanghai (200030) Tel: 86-21-3477 2108 or 86-21-3477 2110 or 86-21-3477 2112	4

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2. Both parties shall perform this agreement in accordance with the principles of division of responsibilities and close cooperation:

(1) Party A’s Responsibilities: Party A shall designate specific personnel to actively and effectively cooperate with the implementation of the work agreed in this Agreement ; Party A shall promptly and clearly inform Party B of all requirements and suggestions regarding financing and listing or listing work ; Party A shall provide relevant documents and materials in a timely manner according to the progress of the work and Party B’s requirements, and ensure the timeliness, authenticity and legality of the materials provided ; Party A shall organize relevant personnel to accept interviews with Party B; Party A shall promptly provide feedback and make decisions on the relevant information, suggestions and plans provided by Party B, and actively cooperate with Party B’s reasonable requirements and suggestions for better providing professional services and implementing the project.

(2) Party B’s Responsibilities: In accordance with the requirements of this Agreement, Party B shall organize a financial advisory team composed primarily of professionals with relevant expertise to provide financial advisory services to Party A. The composition of this financial advisory team shall be filed with Party A and shall remain relatively stable during the term of this Agreement. Party A shall provide Party B and its team with the necessary working conditions at its office location according to its actual needs. Party B shall not be liable for any failure to complete the work as planned due to reasons not attributable to Party B, but Party B shall continue to complete the unfinished portion of the financial advisory project in consultation with Party A.

Article 4 Consultant fees and their payment

After negotiation between both parties, Party A agrees to pay the financial advisory fee to Party B or its designated person in stages according to the following fee schedule:

(i) Party B shall prepare PPT presentations , company profiles in both Chinese and English , Info Memos , financial forecasting models , and other financing and listing-related documents for Party A. Simultaneously, Party B shall guide Party A’s financial personnel in refining their accounts to meet relevant audit requirements. Party A shall pay Party B RMB 200,000 (two hundred thousand yuan) within one week of signing this agreement ; Party B shall pay Party A RMB 200,000 ( two hundred thousand yuan ) within one week of Party B submitting the aforementioned documents to Party A ; Party B shall pay Party A RMB 200,000 ( two hundred thousand yuan ) within one week of assisting Party A in completing the listing structure and refining Party A’s internal financial accounts to a state suitable for listing audit ; totaling RMB 600,000 (six hundred thousand yuan).

(ii) Upon successful listing, Party A shall pay Party B a financing advisory fee of 3 % of the total amount of financing funds within three days of the funds arriving in Party A’s company account . If Party B introduces and completes private placement financing for Party A, Party A agrees to pay Party B 3 % of the total financing amount as a private placement financing commission. If Party A or its actual controller receives the transaction consideration in stages, Party A or its actual controller shall pay Party B an advisory fee within three days of each receipt of the transaction consideration, according to the progress of payment.

DAO Capital Group Limited 11th Floor, Huijing International Plaza, No. 777 Hongqiao Road, Xuhui District, Shanghai (200030) Tel: 86-21-3477 2108 or 86-21-3477 2110 or 86-21-3477 2112	5

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Article 5 Other expenses

Both parties confirm that the financial advisory fee stipulated in Article 4 of this Agreement does not include fees for any other third-party professional intermediaries involved in the listing process. Fees for any services provided by third parties covered by this Agreement shall be paid separately by Party A based on the company’s actual needs for financing and listing. However, any other fees shall be subject to Party A ‘s prior approval before payment.

The following expenses incurred by Party B in handling the matters entrusted to Party A for listing and financing under this Agreement are not included in the advisory fees mentioned in Article 4 above, and shall be borne separately by Party A:

1. Travel and accommodation expenses to the location of Party A’s company or other designated locations required for work;

2. Fees of relevant intermediaries (including but not limited to domestic and foreign auditors, domestic and foreign lawyers, underwriters, industry research institutions, IR/PR companies, and other professional consultants).

3. Other reasonable expenses that should be borne by Party A due to this project.

However, the payment of the aforementioned fees or the appointment of relevant institutions shall be subject to the prior consent of Party A.

Article 6 Exclusivity and Uniqueness

Without Party B’s consent, Party A (including its shareholders and affiliated companies) shall not, at any time, bypass Party B , enter into or attempt to enter into contracts with any domestic or foreign investment banks, financial advisors , investment institutions, etc. recommended or introduced by Party B, on matters concerning Party A’s domestic and foreign listing and financing , and other matters under this Agreement, either alone or in any other form.

If Party A breaches the above provisions and enters into a corresponding agreement with the aforementioned institutions, Party A shall still pay Party B the financial advisory fees for the corresponding stage stipulated in this agreement. If this causes any other direct or indirect economic losses to Party B, Party A agrees to bear full liability for compensation, regardless of whether Party A was aware of such losses at the time of entering into this agreement or at the time of breach of contract.

Article 7 Breach of Contract

unilaterally terminates the contract without Party B’s fault , or if this termination substantially causes Party B’s work to stagnate, be delayed, or become impossible, Party B shall not bear any liability , and Party A shall still pay Party B the remaining consulting fees for the service period stipulated in this agreement. If Party A fails to pay Party B the service fees as agreed in the agreement, Party B has the right to terminate the service and demand payment of the corresponding service fees from Party A.

Article 8 Automatic assumption of this agreement

After Party A and Party B sign this agreement, both parties shall strictly abide by it. If the parties reach a supplementary agreement after the signing of this agreement, such supplementary agreement shall be deemed as part of this agreement.

If Party A undergoes any major restructuring, including but not limited to mergers with other companies (whether by absorption or establishment, and whether Party A is dissolved or continues to exist), spin-offs, equity transfers, asset injections, divestitures, or changes in the way equity is held, as long as such companies remain under the actual control of Party A’s major shareholders, the restructured company shall automatically assume all rights and obligations under this Agreement.

DAO Capital Group Limited 11th Floor, Huijing International Plaza, No. 777 Hongqiao Road, Xuhui District, Shanghai (200030) Tel: 86-21-3477 2108 or 86-21-3477 2110 or 86-21-3477 2112	6

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Article 9 force majeure

If either party is substantially unable to perform its obligations under this Agreement due to force majeure events, including changes in laws and regulations, market changes, and government orders, such obligations shall be suspended from the date of occurrence of the force majeure event until its cessation, and neither party shall be liable to the other for any damages arising therefrom.

The party that is substantially unable to perform its obligations under the agreement must notify the other party of this fact immediately upon the occurrence of the force majeure event.

If either party is unable to perform its obligations under this Agreement in whole or in part due to force majeure and without its own fault, it shall not be deemed a breach of contract, but shall take all necessary remedial measures to mitigate the damage caused by the force majeure, where conditions permit.

The party encountering force majeure shall notify the other party in writing as soon as possible of the circumstances of the event, and shall submit a report to the other party within fifteen days of the occurrence of the event, explaining the reasons for the inability to perform its obligations under this Agreement and the need for an extension of performance.

Force majeure refers to unforeseen, unavoidable, and irresistible events that neither party can foresee, avoid, or resist, including but not limited to:

(1) Coup, riot, declared or undeclared war, state of war;

(2) Sanctions, blockades, embargoes, government decrees;

(3) Events caused by fire, flood, typhoon, hurricane, tsunami, landslide, earthquake, explosion, plague or epidemic and other natural events;

(4) Other force majeure events agreed upon by all parties;

Article 10 Amendment or early termination of the agreement

Any changes to the agreement must be agreed upon by both parties and a written amendment must be signed; otherwise, no changes or modifications can be made to the agreement.

This agreement may only be terminated with the written consent of both parties.

Article 11 Applicable law and dispute resolution

The conclusion, effectiveness, interpretation and performance of this Agreement shall be governed by the laws of China, and any parts of this Agreement relating to foreign countries shall be governed by the laws of Hong Kong .

Any matters not covered in this agreement shall be resolved through negotiation between both parties in good faith. If the parties fail to reach an agreement, the dispute shall be submitted to the arbitration center in the location of Party B for arbitration . The arbitration award shall be final and binding on both parties.

Article 12 notify

In principle, all notices should be in writing, including by fax or letter (including email) , and the address should be the one provided on the business card or in writing. Any changes must be notified to the other party one week in advance.

DAO Capital Group Limited 11th Floor, Huijing International Plaza, No. 777 Hongqiao Road, Xuhui District, Shanghai (200030) Tel: 86-21-3477 2108 or 86-21-3477 2110 or 86-21-3477 2112	7

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Article 13 Confidentiality Agreement

Neither party may disclose or provide to the public or any third party any information, materials, or related documents provided to them by the other party.

Party A shall be obligated to maintain the confidentiality of Party B’s trade secrets regarding the manner, methods, financing channels, and contact information of domestic and foreign intermediaries and investors provided in fulfilling the advisory services under this Agreement. Without Party B’s consent, Party A shall not use the aforementioned information in a manner that violates the principle of good faith and the provisions of this Agreement, disclosing, using, or allowing others to use the aforementioned trade secrets to the public or any third party . For the purposes of this Agreement, Party A agrees that the aforementioned trade secrets include all information not generally known in the public domain that Party B provides to Party A or its staff, whether orally or in writing (including fax, email, and electronic documents).

Party B shall, in accordance with the provisions of the Confidentiality Agreement issued by Party B and accepted by Party A, undertake the obligation of confidentiality and non- disclosure of all proprietary information provided by Party A. Party A’s “ trade secrets “ include, but are not limited to, various information relating to the company’s internal structure, products, production methods and technologies, pricing structure, customers, tenants, markets, suppliers, and computer software. This Confidentiality Agreement shall be attached to this Agreement and shall have the same legal effect as this Agreement.

Article 14 other

This agreement is made in quadruplicate, with each party holding two copies, all of which have equal legal effect. This agreement shall come into effect on the date of signature by the authorized representatives of both parties.

(The following is the signature page, no text follows)

Party A (Seal) : Henan Lingbao New Material Technology Co., Ltd.

Authorized Representative (Signature):	/s/ Fu Zhonghua

November 7, 2024

Party B (Seal): Shanghai Daoli Business Consulting Co., Ltd.

Authorized Representative (Signature):	/s/ Bao Xibin

November 6, 2024

DAO Capital Group Limited 11th Floor, Huijing International Plaza, No. 777 Hongqiao Road, Xuhui District, Shanghai (200030) Tel: 86-21-3477 2108 or 86-21-3477 2110 or 86-21-3477 2112	8